Exhibit 10.7
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AMENDED AND RESTATED TECHNICAL SERVICES AGREEMENT
     This Technical Services Agreement (the “Agreement”) is made as of June 29, 2009 (the “Execution Date”), by and between Novavax, Inc., a Delaware corporation having an address at 9920 Belward Campus Drive, Rockville, Maryland 20850, United States of America (“Novavax”) and CPL Biologicals Private Limited, a limited company incorporated under the laws of India having an address at “Cadila Corporate Campus”, Sarkhej-Dholka Road, Bhat, Ahmedabad — 382210, Gujarat, India (“Company”). Novavax and Company are sometimes referred to herein each individually as a “Party” and collectively as the “Parties.”
RECITALS
          Whereas, the Company, a joint venture formed pursuant to an Amended and Restated Joint Venture Agreement dated as of the date hereof, as amended from time to time (the “Joint Venture Agreement”) between Novavax and Cadila Pharmaceuticals Limited, organized under the laws of India (“Cadila”), was formed for developing, manufacturing, marketing and selling certain pharmaceutical and medicinal products to cater the needs of the market in India;
          Whereas, Novavax and Cadila intend that Company will establish U.S. and India cGMP acceptable manufacturing facilities (the “Manufacturing Facilities”) in India and the structure for developing, producing, marketing and selling pharmaceutical products either directly or through partners / contractors as further described in the Joint Venture Agreement;
          Whereas, Novavax has granted the Company a license to certain of Novavax’s Patents and Know-How for the Company to develop and commercialize Novavax Products under the Novavax Licenses (as each such term is defined in the Joint Venture Agreement); and
          Whereas, Novavax has significant subject matter expertise in biologics, preclinical development, clinical development, process development and manufacturing scale up and general manufacturing related services.
          Now, Therefore, in consideration of the foregoing premises and the mutual covenants set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Novavax and Company hereby agree as follows:
ARTICLE 1
DEFINITIONS
     Section 1.1. References in the body of this Agreement to “Sections” will refer to the sections of this Agreement. In addition, as used herein, the following initially capitalized terms will have the following meanings:
               (a) “Affiliate” means any corporation or other business entity controlled by, controlling, or under common control with a Party, with “control” (for purposes of this Section 1.1) meaning (a) direct or indirect beneficial ownership of fifty percent (50%) or

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more of the voting stock (or, in the case of a non-corporate entity, of the equity interests with the power to direct the management and policies) of such corporation or other business entity, or (b) possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of such corporation or other business entity, whether through the ownership of voting securities, by contract, or otherwise; provided that for purposes of this Agreement, Novavax and Cadila shall not be deemed to be an Affiliate of Company.
               (b) “Bankruptcy Event” means, with respect to a specified Person, (i) the filing by such Person in any court or agency, pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an the appointment of a receiver or trustee of such other Party or of its assets, (ii) the filing against such Person of an involuntary petition for any bankruptcy or insolvency proceeding which petition is not dismissed within sixty (60) days after filing, (iii) the making by such Person of an assignment for the benefit of its creditors, (iv) the taking of possession of a substantial part of the assets of such Person by a lien holder or other encumbrancer, or (v) the levy or enforcement of any distress, execution or other process upon or against a substantial part of the assets of such Person.
               (c) “Business Day” means any day other than a Saturday, Sunday or other day on which the principal commercial banks located in Mumbai, India are not open for business during normal business hours.
               (d) “Company Indemnitee” has the meaning set forth in Section 6.2.
               (e) “Consulting Services” shall mean the services set forth in Section 2.3.
               (f) “Development and Regulatory Services” shall mean the services set forth in Section 2.2.
               (g) “Effective Date” means the date on which the condition precedent set forth in Article 7 is first satisfied.
               (h) “Governmental Authority” means any court, agency, department or other instrumentality of any foreign, federal, state, county, city or other political subdivision.
               (i) “Improvements” means any enhancements or modifications in the production process concerning Novavax Products.
               (j) “Indeminitee” means a Company Indemnitee or Novavax Indemnitee, as applicable.
               (k) “Indemnitor” means the Company or Novavax, as applicable.
               (l) “Joint Venture Agreement” has the meaning set forth in the Recitals.

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               (m) “Know-How” means any tangible and intangible (a) techniques, technology, practices, trade secrets, inventions (whether patentable or not), methods, protocols, processes, formulas, knowledge, know-how, skill, experience, records, documents, data and results (including pharmacological, toxicological, non-clinical and clinical test data and results), analytical and quality control data, results or descriptions, software and algorithms and (b) compositions of matter, cells, cell lines, assays, animal models and physical, biological or chemical material.
               (n) “Laws” means applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States and India.
               (o) “Losses” has the meaning set forth in Section 6.1.
               (p) “Manufacturing Facilities” has the meaning set forth in the Recitals.
               (q) “Manufacturing Services” shall mean the services set forth in Section 2.1.
               (r) “Novavax Indemnitee” has the meaning set forth in Section 6.1.
               (s) “Novavax Licenses” has the meaning set forth in the Recitals.
               (t) “Novavax Product” has the meaning set forth in the Joint Venture Agreement.
               (u) “Patents” mean any and all (a) issued patents and inventors’ certificates in the Territory and re-examinations, reissues, renewals, extensions, registrations, substitutions, supplementary protection certificates and term restorations with respect to any of the foregoing, and (b) pending applications for patents and inventors’ certificates in the Territory and patents that issue therefrom, including, without limitation, provisional applications, continuations, continuations-in-part, divisional and substitute applications with respect to any of the foregoing.
               (v) “Regulatory Approval” means any and all approvals (including supplements, amendments, pre- and post-approvals, pricing and reimbursement approvals), licenses, registrations or authorizations of any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, that are necessary for the manufacture, distribution, use or sale of a Novavax Product in a regulatory jurisdiction in the Territory.
               (w) “Services” means Consulting Services, Development and Regulatory Services and Technology Transfer Services.
               (x) “Technology Transfer Services” means the Manufacturing Services and other technology transfer services described in Section 2.1:

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               (y) “Territory” means India.
               (z) “Third Party” means a person or entity other than (a) Novavax, (b) Company, (c) an Affiliate of Novavax or (d) an Affiliate of Company.
ARTICLE 2
SERVICES
     Section 2.1. Technology Transfer Services.
               (a) Promptly after the Effective Date (but in any event within ninety (90) days thereof), Novavax shall disclose and provide to the Company the Know-How set forth on Exhibit 1 (the “Manufacturing Know-How”) and any other relevant manufacturing-related Know How licensed to the Company by Novavax to allow the Company to establish a Manufacturing Facility for Novavax Products. As reasonably requested by the Company, Novavax shall disclose and provide to the Company any Improvements to the Manufacturing Know-How made by Novavax.
               (b) To effectuate the transfer and implementation of the Manufacturing Know-How and the establishment of the Manufacturing Facility for Novavax Products, Novavax shall provide the Manufacturing Services set forth on Exhibit 2. As soon as practicable after the date of this Agreement, the Representative and the Company shall develop a reasonable schedule pursuant to which the Manufacturing Services will be provided.
               (c) Promptly after the Effective Date (but in any event within sixty (60) days thereof), and thereafter as reasonably requested by the Company, Novavax shall disclose and provide to the Company any Know-How licensed to the Company by Novavax under the Novavax Licenses (which is not addressed in Section 2.1(a) above), and shall provide reasonable assistance and cooperation to the Company for the purpose of effectively transferring such Know-How and enabling the Company to use such Know-How within the scope of the Novavax Licenses.
     Section 2.2. Development and Regulatory Services.
               (a) To assist the Company in developing and obtaining Regulatory Approval for Novavax Products in the Territory, Novavax shall provide the Development and Regulatory Services set forth on Exhibit 3.
               (b) The Company and the Representative shall coordinate the execution and delivery of the Development and Regulatory Services. The Development and Regulatory Services shall be provided at reasonable times as shall be mutually agreed to by the Company and the Representative.
     Section 2.3. Consulting Services.

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               (a) At the Company’s request, Novavax may provide consulting services to Company in the areas of biologics, preclinical development, clinical development, process development, manufacturing scale up and general manufacturing related services and any other areas in which Novavax has subject matter expertise.
               (b) Upon the Company’s request for and upon Novavax’s agreement to provide such Consulting Services, the Company and the Representative shall develop a description of the desired Consulting Services and a plan for completing the requested Consulting Services, including an outline of the level of staffing required and an estimated timeline for completion.
     Section 2.4. Novavax Representative. Novavax designates James Robinson (the “Representative”) as the Company’s primary contact for all Services provided under this Agreement and Novavax shall make such Representative reasonably available to the Company. The Company shall direct all high-level communications regarding the Services and this Agreement to the Representative. Novavax may substitute the Representative at any time upon notice to the Company.
     Section 2.5. Impracticability. Novavax shall not be obligated to provide any Service to the extent the performance of such Service becomes commercially impracticable as a result of events or circumstances outside of the control of Novavax, including, to the extent the performance of such Services would require Novavax to breach any applicable Law or could reasonably be expected to result in the breach of any applicable contract, license, or other agreement; provided however, that Novavax represents and warrants to Company that, as of the date of this Agreement, Novavax has no knowledge of any event or circumstance that would cause the performance of Services to violate any applicable Law or could reasonably be expected to result in the breach of any applicable contract, license or other agreement. Novavax shall provide Company with reasonable notice of the occurrence of any event which would cause Novavax to curtail or cease any Service pursuant to this Section 2.5.
     Section 2.6. Rights to Know-How. Novavax shall retain all of its right, title and interest in any Know-How provided to the Company hereunder, subject to the Novavax Licenses. Company shall use such Know-How solely in accordance with the terms and conditions of such Novavax Licenses. New developments derived by the Company from the Know-How provided by Novavax hereunder shall be subject to the terms and conditions of the Novavax License with respect thereto, if and to the extent applicable.
ARTICLE 3
EXPENSES
     Section 3.1. Expenses. The Company shall reimburse Novavax for its reasonable out-of-pocket expenses incurred in connection with the performance of the Services hereunder, including travel.

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     Section 3.2. Invoices. By the tenth business day of each month, Novavax shall submit to the Company a report (the “Invoice”) showing a list of all out-of-pocket expenses incurred in performance of the Services during the preceding month.
     Section 3.3. Payment Dates. The Company shall pay all Invoices within thirty (30) days of receipt. Late payments shall bear interest at the lesser of [* * *] per annum or the maximum rate allowed by applicable Law. All payments due under this Agreement will be made in U.S. dollars by wire transfer to a bank account designated by Novavax.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES
     Section 4.1. Mutual Warranties. Each of Novavax and Company hereby represents, warrants and covenants to the other as of the Execution Date that:
               (a) it has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof, and this Agreement is legally binding upon it and enforceable in accordance with its terms.
               (b) the execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any Law of any governmental authority having jurisdiction over it;
               (c) all necessary consents, approvals and authorizations of all governmental authorities and other persons required to be obtained by such Party to enter into, or perform its obligations under, this Agreement have been obtained.
     Section 4.2. DISCLAIMER OF WARRANTIES. Novavax represents that it will use commercially reasonable efforts to provide a high standard of professional service. However, Novavax, as a provider of such services, cannot guarantee success, thus, except as expressly set forth herein, THE SERVICES AND KNOW-HOW PROVIDED BY NOVAVAX HEREUNDER, AND THE IMPROVEMENTS KNOW-HOW PROVIDED BY THE COMPANY HEREUNDER, ARE PROVIDED “AS IS.” EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT.
ARTICLE 5
CONFIDENTIALITY
     The Parties anticipate that under this Agreement each Party will provide confidential and/or proprietary information to the other Party and that the use and disclosure of such

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information shall be governed by Article 18 of the Joint Venture Agreement which is hereby incorporated by reference.
ARTICLE 6
INDEMNIFICATION
     Section 6.1. Indemnification by Company. Company will indemnify, defend and hold harmless Novavax, its affiliates, directors, officers, and employees (each a “Novavax Indemnitee”) from and against any and all liability, loss, damage or expense (including without limitation reasonable attorneys fees) it may suffer as the result of Third Party claims, demands, actions and proceedings brought against it (collectively, “Losses”) to the extent such Losses result from the use of the Products by Company or any human subject in a clinical trial, or which arise out of Company’s making, testing, using or selling products or processes incorporating the Products; except to the extent that Novavax is obligated to indemnify Company as provided below.
     Section 6.2. Indemnification by Novavax. Novavax will indemnify, defend and hold harmless Company, its affiliates, directors, officers, and employees (each a “Company Indemnitee”) from and against any and all Losses which arise out of the gross negligence, willful misconduct or breach of a covenant, representation or warranty in this Agreement by Novavax, its affiliates or employees.
     Section 6.3. Procedures. Indemnitor’s agreement to indemnify, defend and hold harmless an Indemnitee is conditioned on Indemnitee (a) providing prompt written notice of any claim giving rise to an indemnification obligation hereunder but only if a failure to so notify causes prejudicial harm to the Indemnitor’s ability to defend, (b) permitting Indemnitor to assume full responsibility to investigate, prepare for and defend against any such claim, (c) providing reasonable assistance in the defense of such claim at Indemnitor’s reasonable expense, and (d) not compromising or settling such claim without Indemnitor’s advance written consent
     Section 6.4. LIMITATION OF LIABILITY. EXCEPT TO THE EXTENT (A) SUCH PARTY MAY BE REQUIRED TO INDEMNIFY THE OTHER PARTY UNDER THIS ARTICLE 6, OR (B) OF A BREACH OF A PARTY’S RESPONSIBILITIES PURSUANT TO ARTICLE 5, NEITHER PARTY NOR ITS RESPECTIVE AFFILIATES WILL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES UNDER THIS AGREEMENT, WHETHER IN CONTRACT, WARRANTY, TORT, STRICT LIABILITY OR OTHERWISE.
ARTICLE 7
CONDITION PRECEDENT
     This Agreement, including the obligations and benefits herein, shall only become effective if, and shall automatically become effective upon, satisfaction of the following condition precedent; provided that such condition is satisfied before [* * *]:

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     Obtain any required approval of the Foreign Investment Promotion Board of India and the Reserve Bank of India for the issuance to Novavax of [* * *] shares of Company, or such other amount as set forth in the Joint Venture Agreement.
     If the foregoing occurs before [* * *], the first Party receiving documented evidence thereof shall notify the other and include in such notice the date thereof which date shall thereupon be the Effective Date hereunder.
ARTICLE 8
TERM
     Section 8.1. Term. The initial term of this Agreement is four years commencing on March 31, 2009, and unless terminated earlier pursuant to Section 8.2 or 8.3, shall continue until March 31, 2013 (the “Initial Term”). This Agreement shall automatically renew for successive additional one-year periods (each a “Renewal Term”) unless either party gives the other party written notice of their intention to terminate the Agreement at least thirty (30) days prior to the end of any such term (each Renewal Term and the Initial Term shall collectively be referred to herein as the “Term”).
     Section 8.2. Termination by Novavax. Novavax shall have the right to terminate this Agreement upon the happening of any of the following events:
               (a) Company fails to pay or cause to be paid any material sum which has become due to Novavax under this Agreement and has not cured such failure to pay within thirty (30) days after written notice from Novavax to Company identifying such payment failure;
               (b) Company is in material breach of or default under this Agreement other than any payment obligation referred to in clause (a) above and has not cured such breach or default within ninety (90) days after written notice from Novavax to Company specifying the nature of such breach or default; and
               (c) Immediately upon notice to Company if a Bankruptcy Event occurs with respect to Company.
     Section 8.3. Termination by Company. Company may terminate this Agreement if Novavax is in material breach of or default under this Agreement and has not cured such breach or default within ninety (90) days after written notice from Company to Novavax specifying the nature of such breach or default.
     Section 8.4. Termination Upon Dissolution of Company. This Agreement will terminate automatically upon the dissolution, winding up, or liquidation of the Company.
     Section 8.5. Termination Upon Termination of the Joint Venture Agreement. This Agreement will terminate automatically if Novavax terminates the Joint Venture Agreement by providing a Notice of Termination under and pursuant to Section 11.2 of the Joint Venture Agreement

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     Section 8.6. Consequences of Termination. Upon termination of this Agreement by Company pursuant to Section 8.3, Company will remain liable for the payment of any outstanding Invoices pursuant to Section 3.5, but may offset such payment obligations by any contract damages that are determined to be due to Company pursuant to Section 9.2. Upon termination of this Agreement by Novavax pursuant to Section 8.2, all outstanding Invoices shall be due and payable immediately and shall bear interest at a rate of the lesser of [* * *] per annum and the maximum rate permitted by applicable Law. Termination of this Agreement shall be without prejudice to or limitation on any other remedies or any accrued obligations of either Party. In addition, Articles 5, 6, 8.6 and 9 and any necessary definitions in Article 1 will survive any termination or expiration of this Agreement.
ARTICLE 9
MISCELLANEOUS
     Section 9.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of India.
     Section 9.2. Dispute Resolution. Any dispute arising between the Parties out of or in connection with the implementation or interpretation of this Agreement shall, if not settled amicably within ninety (90) days from the date that the dispute arose, be finally settled by three (3) arbitrators. Each Party shall be entitled to appoint one (1) arbitrator and the two (2) so appointed shall appoint the third arbitrator in accordance with the Indian Arbitration and Conciliation Act, 1996. It is hereby agreed that Part I of the Indian Arbitration and Conciliation Act, 1996 shall not apply to the arbitration under this Agreement. The language of the arbitration proceedings shall be English and its place shall be Singapore. The arbitral award or determination shall be final and subject to no appeal and shall deal with the question of costs of arbitration and all matters related thereto.
The Parties agree that it would be impossible or inadequate to measure and calculate their damages from any breach of the Agreement though great and irreparable. Accordingly, each Party agrees that if the other Party breaches this Agreement, the non-breaching party will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and specific performance of any provision of this Agreement.
     Section 9.3. Force Majeure. Neither party will be responsible for delays or failures in performance resulting from causes beyond the reasonable control of such party (except for any delay or failure to pay amounts due hereunder), including without limitation fire, explosion, flood, war, strike, or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed. Either party shall have the right to immediately terminate this Agreement should such force majeure event continue for more than ninety (90) days.

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     Section 9.4. Notices. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement ("Notice") will be in writing, will refer specifically to this Agreement and will be deemed given only if sent by electronic mail (with receipt confirmed), facsimile transmission (with transmission confirmed) or by an internationally recognized delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in this Section 9.4 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 9.4. Any notice delivered by electronic mail or facsimile will be confirmed by a hard copy delivered as soon as practicable thereafter by an internationally recognized overnight delivery service. Such Notice will be deemed to have been given on the second Business Day (at the place of delivery) after deposit with an internationally recognized delivery service. This Section 9.4 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

If to Novavax:	Novavax, Inc.
9920 Belward Campus Drive
Rockville, Maryland 20850
Attn: Ray Hage, Senior Vice President
Email: Rhage@Novavax.com
Facsimile No.: 240-268-2122

If to Company:	CPL Biologicals Private Limited
Cadila Corporate Campus
Sarkhej-Dholka Road
Bhat, Ahmedabad — 382210
Gujarat, India
Attn: Dr. Rajiv I. Modi, Managing Director
Email: rimodi@cadilapharma.co.in
Facsimile No.: +91 (02718) 225031
     Section 9.5. Third Party Contractors. The Parties will perform their obligations under this Agreement as Third Party contractors and nothing contained in this Agreement will be construed to be inconsistent with such relationship or status. This Agreement will not constitute, create or in any way be interpreted as a joint venture or partnership of any kind.
     Section 9.6. Headings. The headings for each article and section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.
     Section 9.7. No Strict Construction. This Agreement has been prepared jointly and will not be strictly construed against either Party.

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     Section 9.8. Ambiguities. Ambiguities and uncertainties in this Agreement, if any, will not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist.
     Section 9.9. English Language. All notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the Parties regarding this Agreement will be in the English language. This Agreement is in the English language only, which language will be controlling in all respects, and all versions hereof in any other language will be for accommodation only and will not be binding upon the Parties.
     Section 9.10. Amendment and Waiver. No amendment or waiver of any provision of this Agreement, and no consent to any departure therefrom, shall be effective unless the same shall be in writing and signed by an authorized representative of each Party, and such waiver or consent shall be effective only for the specific purpose for which it is given. No failure on the part of a Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies provided for in this Agreement are cumulative and are not exclusive of any remedies provided for by law.
     Section 9.11. Severability. If any of the provisions of this Agreement are found to be inconsistent with, or void under, applicable laws, the validity of the remaining provisions shall not thereby be affected. In such a case the Parties shall re-negotiate the ineffective provision in good faith in order to replace it with a provision affording the same rights, obligations and economic benefits to the Parties as the ineffective provision.
     Section 9.12. Entire Agreement. This Agreement and the documents executed and delivered on the date hereof pursuant hereto or in connection herewith, contain the entire agreement among the Parties with respect to the matters addressed herein and therein and supersede all prior representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein or therein.
     Section 9.13. Assignment.
               (a) Novavax may not assign this Agreement, in whole or in part, without the advance written consent of the Company; provided, however, that this Agreement shall be automatically assigned to Novavax’s successor in connection with the acquisition, merger or sale of Novavax or the sale, transfer, lease, assignment or disposal of all or substantially all of the property or assets of Novavax, whether by way of a single transaction or a series of related transactions, and such successor shall be fully bound by the terms and conditions hereof.
               (b) The Company may not assign this Agreement, in whole or in part, without the advance written consent of Novavax; provided, however, that this Agreement shall be automatically assigned to the Company’s successor in connection with the sale, transfer, lease, assignment or disposal of all or substantially all of the property or assets of the Company ,

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whether by way of a single transaction or a series of related transactions, including a Change in Control of the Company (as that term is defined in Schedule II of the Joint Venture Agreement), and such successor shall be fully bound by the terms and conditions hereof; provided that any such automatic assignment by Company within the scope of Schedule II of the Joint Venture Agreement shall only be effective if such transaction was approved by Novavax under and pursuant to the Joint Venture Agreement for so long as such approval rights of Novavax under the Joint Venture Agreement have not been terminated.
               (c) Any assignment or purported assignment by either Party in violation of this Section 9.13 will be null and void..
     Section 9.14. Counterparts. This Agreement may be executed in one or more identical counterparts, each of which will be deemed to be an original, and which collectively will be deemed to be one and the same instrument.
[Signature Page to Follow]

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     In Witness Whereof, the Parties have by duly authorized persons executed this Agreement as of the Execution Date.

Novavax, Inc.		CPL Biologicals Private Limited

By:	/s/ Rahul Singhvi Rahul Singhvi	By:	/s/ Rajiv I. Modi Rajiv I. Modi
	President and CEO		Managing Director
[Signature Page to Amended and Restated Technical Services Agreement]